BDO

Tel: 214-969-7007
Fax: 214-953-0722
www.bdo.com

700 North Pearl, Suite 2000
Dallas, TX 75201

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AZZ incorporated
Fort Worth, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2014, relating to the consolidated financial statements, the effectiveness of AZZ incorporated's internal control over financial reporting and schedule of AZZ incorporated (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended February 28, 2014.

BDO USA, LLP

BDO USA, LLP

Dallas, Texas
July 8, 2014